EXHIBIT 5


                                 BAKER & DANIELS
                            300 NORTH MERIDIAN STREET
                                   SUITE 2700
                       INDIANAPOLIS, INDIANA  46204
                                 (317) 237-0300


April 25, 2003


Integra Bank Corporation
227 Main Street
Evansville, IN 47705

     Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

   We have acted as counsel to Integra Bank Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), registering the offer and sale of up to 1,000,000 shares (the "Shares") of the Company's common stock, $1.00 stated value, and the related preferred stock purchase rights (the "Rights," and collectively with the Shares, the "Securities") pursuant to the Company's 2003 Stock Option and Incentive Plan (the "Plan").

   In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

   For purposes of this opinion, we have assumed that the Shares will be issued in accordance with the terms of the Plan and any shares of Series A Junior Participating Preferred Stock issued upon exercise of the Rights will be issued in accordance with the Company's Restated Articles of Incorporation and Rights Agreement.

   Based on the foregoing, we are of the opinion that the Securities have been duly authorized and, when the Registration Statement shall have become effective and the Securities have been issued, the Securities will be validly issued, fully paid and non-assessable.

   Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.


                                   Very truly yours,

                                   /s/ BAKER & DANIELS